                                   EXHIBIT B

               TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
               --------------------------------------------------
                            DURING THE LAST 60 DAYS
                            -----------------------


Settlement       By        For the        Quantity     Price    Type of Trade   Broker
  Date           --       Account of      --------      per     -------------   ------
----------                ----------                   Share
                                                       -----
=======================================================================================
  05/16/97   Partners      BVF Ltd.         4,000     $12.6250   Purchase        VECT
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  05/16/97   Partners      ILL10            1,000     $12.6250   Purchase        VECT
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  05/21/97   Partners      BVF Ltd.         5,600     $12.5130   Purchase        VECT
---------------------------------------------------------------------------------------
  05/21/97   Partners      ILL10            2,000     $12.5130   Purchase        VECT
---------------------------------------------------------------------------------------
  05/21/97   Partners      PAL              1,400     $12.5130   Purchase        VECT
---------------------------------------------------------------------------------------
  05/21/97   Partners      ZPG              1,000     $12.5130   Purchase        VECT
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  05/27/97   Partners      BVF Ltd.         5,000     $10.6250   Purchase        MLCO
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  05/27/97   Partners      ILL10            2,500     $10.6250   Purchase        MLCO
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  06/24/97   Partners      BVF             10,000     $13.3750   Purchase        MLCO
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  07/01/97   Partners      BVF              2,866     $13.5000   Purchase        MIST
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  07/07/97   Partners      BVF            (26,300)    $14.0000   Sale            MIST
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  07/08/97   Partners      BVF Ltd.        (7,000)    $13.8750   Sale            MIST
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  07/08/97   Partners      ILL10           (4,000)    $13.8750   Sale            MIST
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  07/09/97   Partners      BVF             92,000     $14.2500   Purchase        VECT
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  07/09/97   Partners      BVF Ltd.         4,000     $14.2500   Purchase        VECT
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  07/09/97   Partners      PAL              5,000     $14.2500   Purchase        VECT
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  07/09/97   Partners      ZPG              4,000     $14.2500   Purchase        VECT
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  07/09/97   Partners      ILL10            5,000     $14.2500   Purchase        VECT
---------------------------------------------------------------------------------------

MLCO     =     Merrill Lynch & Co.
MIST     =     Mr. Stock
VECT     =     Vector Securities